United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Senmiao Technology Limited
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

SENMIAO TECHNOLOGY LIMITED

16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone

Chengdu, Sichuan, People’s Republic of China 610000

March 7, 2024

Dear Stockholders:

On behalf of the Board of Directors of Senmiao Technology Limited (the “Company”), I cordially invite you to the 2023 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 7:00 a.m., Eastern Time, on Friday, April 19, 2024 at the Company’s offices at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000.

Details about the Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Meeting are presented in the proxy statement that follow. We are furnishing the notice of internet availability card, the proxy card, this proxy statement and the annual report on Form 10-K for the fiscal year ended March 31, 2023 (collectively, the “Proxy Materials”) on the Internet.

Your vote is important - please date, sign and return your proxy card in the enclosed envelope or vote online or by telephone as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

If you have any questions regarding this material, please do not hesitate to call us at +86 28 88678707.

Sincerely yours,

/s/ Xi Wen
Xi Wen
Chairman and Chief Executive Officer,
President and Secretary

SENMIAO TECHNOLOGY LIMITED

16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone

Chengdu, Sichuan, People’s Republic of China 610000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, April 19, 2024

The 2023 Annual Meeting of Stockholders (the “Meeting”) of Senmiao Technology Limited (the “Company”) will be held at 7:00 a.m., Eastern Time, on Friday, April 19, 2024, at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000, for the following purposes:

1.	To elect five directors to serve until the 2024 annual meeting of stockholders, or until their successors are elected and qualified or until their earlier deaths, resignations or removals;

2.	To ratify the appointment of Marcum Asia CPAs LLP as the Company’s registered public accounting firm for the fiscal year ending March 31, 2024;

3.	To approve an amendment to the Company’s 2018 equity incentive plan, to increase the number of shares of common stock reserved under the Plan to 1,800,000 shares; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 23, 2024 as the record date for the Meeting and only holders of shares of common stock of record at that time will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. Stockholders are cordially invited to attend the Meeting in person.

We are furnishing Proxy Materials to our stockholders on the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON April 19, 2024: The Company’s Proxy Statement for the Meeting and the Annual Report on Form 10-K for the fiscal year ended March 31, 2023 are available at https://materials.proxyvote.com/817225.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Xi Wen
Xi Wen
Chairman and Chief Executive Officer,
President and Secretary
March 7, 2024

i

SENMIAO TECHNOLOGY LIMITED

16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone

Chengdu, Sichuan, China 610000

+86 28 88678707

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, APRIL 19, 2024

The printed version of these proxy materials are being made available to you by mail in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Senmiao Technology Limited (the “Company,” “we,” “us” or “our” or similar terminology), a Nevada corporation, for our 2023 Annual Meeting of Stockholders (the “Meeting”) to be held at 7:00 a.m. Eastern Time, on Friday, April 19, 2024, at our offices located at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

What are proxy materials?

A proxy statement is a document which includes information that we are required to provide to you under the Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares (your “shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at the Meeting. The proxy materials include our proxy statement for the Annual Meeting (this “Proxy Statement”), our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (“Annual Report”), the notice of internet availability card, and the proxy card or a voting instruction card for the Meeting.

This Proxy Statement contains information about the Meeting and was prepared by our management.

Internet Availability of Proxy Materials

These proxy solicitation materials are available at www.proxyvote.com on or about March 7, 2024 to all stockholders entitled to vote at the Annual Meeting.

The Company is furnishing Proxy Materials to our stockholders via the Internet.

Who can vote at the Meeting?

Stockholders who owned shares of our Common Stock as of the close of business on February 23, 2024 (the “Record Date”) may attend and vote at the Meeting. There were 9,568,040 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share and vote together as a single class. Information about the stock ownership of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors”.

What is the proxy card?

The proxy card enables you to appoint Xi Wen, our Chairman, Chief Executive Officer, President and Secretary, and Xiaoyuan Zhang, our Chief Financial Officer, and each of them, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing him to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote on:

1.	The election of five directors to serve until the 2024 annual meeting of stockholders, or until their successors are elected and qualified or until their earlier deaths, resignations or removals (“Proposal 1”);

2.	The ratification of Marcum Asia CPAs LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (“Proposal 2”); and

3.	To approve an amendment to the Company’s 2018 Equity Incentive Plan, to increase the number of shares of common stock reserved under the plan to 1,800,000 shares (“Proposal 3”);

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend That I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this Proxy Statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	for the election of five directors of our Board;

●	for the ratification of the appointment of Marcum Asia CPAs LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024; and

●	for the approval of an amendment to the Company’s 2018 Equity Incentive Plan, to increase the number of shares of common stock reserved under the plan to 1,800,000 shares;

(2) You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3) You may vote online. You may also have access to the materials for the Meeting by visiting the website https://materials.proxyvote.com/817225 until 11:59 p.m. Eastern Time on April 18, 2024. You may also cast your vote by visiting www.proxyvote.com with the voter control number included on your proxy card.

(4) You may vote by telephone. Call 1-800-690-6903 to vote by telephone until 11:59 p.m. Eastern Time on April 18, 2024. Have your proxy card in hand when you call and then follow the instructions.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

●	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

What happens if I do not give specific voting instructions?

Stockholder of Record

If you are a registered stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign, date and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their best judgment with respect to any other matters properly presented for a vote at the Meeting.

Beneficial Owners

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Meeting, assuming that a quorum is obtained.

Which proposals are considered “routine” or “non-routine”?

The ratification of the appointment of Marcum Asia CPAs LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1), and the approval of the amendment to the Company’s 2018 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved under the Plan to 1,800,000 shares (Proposal 3), are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may not be broker non-votes on Proposals 1, and 3.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

How many votes are required to elect the directors?

The affirmative vote of a majority of the votes cast by the holders of Common Stock of the Company present or represented by proxy at the Meeting and entitled to vote thereon is required to elect each of five nominees as directors. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

How many votes are required to ratify the Company’s independent public accountant?

The affirmative vote of a majority of the votes cast by the holders of Common Stock of the Company present or represented by proxy at the Meeting and entitled to vote thereon is required to ratify Marcum Asia CPAs LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024. Brokers will have discretion to vote on this proposal but abstentions will have no direct effect on the outcome of this proposal.

How many votes are required to the amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock under the Plan?

The affirmative vote of a majority of the votes cast by the holders of Common Stock of the Company present or represented by proxy at the Meeting and entitled to vote thereon is required to approve the amendment to the Company’s 2018 Equity Incentive Plan to increase the number of common stock under the Plan. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Is my vote kept confidential?

Yes. Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact our Chairman of the Board, Chief Executive Officer, President and Secretary, Mr. Xi Wen, at +86 28 88678707 or by sending a letter to him at offices of the Company at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000 with any questions about proposals described in this Proxy Statement or how to execute your vote.

PROXY STATEMENT

INTRODUCTION

2023 Annual Meeting of Stockholders

This Proxy Statement is being furnished to the holders of our Common Stock in connection with the solicitation of proxies for use at the Meeting. The Meeting is to be held at 7:00 a.m., Eastern Time, on Friday, April 19, 2024 at our offices located at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000 and at any adjournment or adjournments thereof. The Company is soliciting proxies for use at the Meeting, including any postponements or adjournments.

Record Date; Mailing Date

The Board has fixed the close of business on February 23, 2024 as the Record Date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to be mailed proxy materials, and to vote and act at, the Meeting. We will begin mailing the Proxy Materials to stockholders on or about March 7, 2024.

Proposals to be submitted at the Meeting

At the Meeting, stockholders will be acting upon the following proposals:

1.	To elect five directors to serve until the 2024 annual meeting of stockholders, or until their successors are elected and qualified or until their earlier deaths, resignations or removals;

2.	To ratify the appointment of Marcum Asia CPAs LLP as the Company’s registered public accounting firm for the fiscal year ending March 31, 2024;

3.	To approve the amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock under the Plan from 1,500,000 shares to 1,800,000 shares.;

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Principal Offices

The principal executive offices of the Company are located at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, China 610000. The Company’s telephone number at such address is +86 28 88678707.

Information Concerning Solicitation and Voting

As of the Record Date, there were outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Meeting. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned until a quorum is obtained. To be elected, the nominee named in Proposal 1 must receive a majority of the votes of the shares of Common Stock cast in person or represented by proxy at the Meeting. For the purposes of election of such director, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. Proposals 2 and 3 must receive the affirmative vote of a majority of the votes cast in person or represented by proxy at the Meeting in order to pass. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote for Proposals 1, and 3. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal 2.

Expenses

The expense of preparing, printing and mailing the proxy materials and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of Proxies

Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Directors

Five directors are to be elected at the Meeting to serve until the 2024 annual meeting of stockholders, or until their successors are elected and qualified or until their earlier death, resignation or removal. The following table sets forth information concerning each nominee as of the date of the proxy statement.

Name	Age	Position(s) Held	Director Since
Xi Wen	41	Chairman, Chief Executive Officer, President and Secretary	June 2017
Trent D. Davis	56	Director	March 2018
Xiaojuan Lin	59	Director	March 2018
Sichun Wang	36	Director	November 2018
Jie Gao	46	Director	November 2018

Xi Wen has been serving as President, Secretary and Director of the Company since June 2017, was appointed as Chairman of the board on July 20, 2017 and our Chief Executive Officer on August 1, 2018. Mr. Wen has over 10 years of experience in finance and investment management. He has been serving as Executive Director of Sichuan Senmiao since February 2017, in charge of all aspects of Senmiao's operations. Immediately prior to joining Senmiao, Mr. Wen served as a director of Chenghexin, where he was responsible for overseeing the operations of the Aihongsen lending platform from May 2015 to February 2017. He also founded Chengdu Fubang Zhuoyue Investment Co. in September 2013 and served as General Manager until May 2015. From January 2009 to August 2013, Mr. Wen was the General Manager of Chengdu Haiyuan Trading Co., Ltd., in charge of the company’s daily operations. Mr. Wen holds a Bachelor’s degree in Business and Economics from Manchester Metropolitan University in Manchester, United Kingdom. Mr. Wen is qualified to serve on our board of directors due to his knowledge of our businesses and expertise in business management, finance and investment.

Trent D. Davis has been a director of the Company since March 21, 2018. Mr. Davis is currently the Chief Executive Officer of Paulson Investment Company, LLC, which is a boutique investment firm specializing in private equity offerings for small to mid-cap markets. Formerly, from December 2014 to December 2018, Mr. Davis was President and Chief Operating Officer of Whitestone Investment Network, Inc., which specializes in providing executive advisory services to small entrepreneurial companies, as well as restructuring, recapitalizing, and making strategic investments in small to midsize companies. Currently, Mr. Davis is a Director for INVO Bioscience (OTC: INVOD), which is a medical device company focused on creating simplified, lower cost treatments for patients diagnosed with infertility. Formerly, from September 2016 to August 2019, Mr. Davis was Vice Chairman and Lead Director of Eastside Distilling Inc. (Nasdaq: EAST), a manufacturer of high-quality, master-crafted spirits. As the Lead Independent Director Dataram Corporation (Nasdaq: DRAM), which develops, manufactures, and markets memory products primarily used in enterprise servers and workstations worldwide, from July 2015 to April 2017, Mr. Davis helped the company successfully complete the reverse merger with U.S. Gold Corp (Nasdaq: USAU), a gold exploration and development company. Previously, from December 2014 to July 2015, Mr. Davis was Chairman of the Board for Majesco Entertainment Company (Nasdaq: COOL), an innovative developer, marketer, publisher, and distributor of interactive entertainment for consumers around the world. From November 2013 until July 2014, Mr. Davis served as the President and Director of Paulson Capital Corp. (Nasdaq: PLCC) until he successfully completed the reverse merger of Paulson with VBI Vaccines (Nasdaq: VBIV). He went on to serve as a member of its Board of Directors and Audit Committee until May 2016. Mr. Davis was also the Chief Executive Officer of Paulson Investment Company, Inc., a subsidiary of Paulson Capital Corp, from July 2005 to October 2014, and is credited with overseeing the syndication of approximately $600 million for over 50 client companies in both public and private transactions. In 2003, Mr. Davis served as Chairman of the Board of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and an M.B.A. from University of Portland. Mr. Davis is qualified to serve on our board of directors because of his deep knowledge of finance and public company issues, capital market, advisory and entrepreneurial experiences, and extensive expertise in operational and executive management.

Xiaojuan Lin has been a director of the Company since July 20, 2017. Since March 2011, Ms. Lin has been the legal representative and Executive General Manager of Hunan Dinchentai Investment Co. Ltd. She previously served as Deputy General Manager and Finance Manager of Hunan Xinhongxin Group from April 2004 to February 2010 where she was in charge of the group's finance, tax and accounting matters. From August 2000 to March 2004, Ms. Lin served as Finance Manager for Northwest Region at Tianjin Jiashijian Commercial Group, where she managed the group's finance, tax and accounting matters. She also acted as Budgeting and Accounting Manager of Cygent Hotel from 1986 to 2000. Ms. Lin holds a Bachelor’s degree in Statistics from Hunan Finance University in Hunan, China. She is a Certified Public Accountant in China. Ms. Lin is qualified to serve on our board of directors due to her expertise in accounting and finance.

Sichun Wang has been a director of the Company since November 8, 2018. Ms. Wang has served as the senior investment manager and financial controller of SWHY SDH Equity Investment Management, an equity investment and management company, since October 2016, where she leads the financial department of the company and participated in several pre-initial-public offering, mergers and acquisitions and secondary offering projects. From February 2016 to April 2016, she served as the trust manager of JIC Trust Company Limited, a trust and financial company. Prior to that, Ms. Wang served as the assistant manager of KPMG Huazhen from September 2011 to January 2016, where she participated in audits of multiple companies and achieved Bravo Award for outstanding performance. Ms. Wang received her Bachelor of Arts degree in accounting with honors from Michigan State University in East Lansing, MI. She is a Certified Public Accountant in China. Ms. Wang is qualified to serve on our board of directors due to her expertise in accounting and auditing and her experience with capital market and corporate financing.

Jie Gao has served as a director of the Company since November 8, 2018. She has been the general manager of Hunan Ruixi, our majority owned subsidiary, since February 2018. She has also served as the executive director of Ruixi Leasing, a wholly owned subsidiary of Hunan Ruixi, since April 2018. Prior to that, she was the executive director of Guangdong Hu Mao Sheng Tang Fund Management Co., Ltd., a fund management company, from May 2017 to January 2018, where she was responsible for the establishment and management of the finance and investment department. She served as the project director of finance and investment department of Resgreen Biotechnology Group Co., Ltd., a biotechnology company, from October 2003 to March 2017. Before that, she also served in administrative positions in electronic technology companies in Changsha, Hunan, China. She received an associate’s degree in hotel secretary from Hunan University of Commerce in Changsha, Hunan, China. Ms. Gao is qualified to serve on our board of directors due to her experience in business management, investment and finance.

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of the above nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

We have been advised by each of the five nominees that they are willing to be named as nominees and each are willing to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Directors and Executive Officers

The table below sets forth the name, age and position of our directors and executive officers, their ages as of the proxy statement.

Name	Age	Position
Xi Wen	41	Chief Executive Officer, Chairman of the Board, and President
Xiaoyuan Zhang	36	Chief Financial Officer and Treasurer
Haitao Liu	52	Chief Operating Officer
Xiaojuan Lin	59	Director
Trent D. Davis	56	Director
Sichun Wang	36	Director
Jie Gao	46	Director

Xiaoyuan Zhang has been serving as our Chief Financial Officer since September 17, 2018. She served as a director and the chairperson of the Audit Committee of Color Star Technology Co., Ltd. (Nasdaq: CSCW), a provider of online and offline education services in China, since July 2019 to March 29, 2021. Ms. Zhang previously served as Senior Auditor and Assurance Manager of Ernst & Young Hua Ming LLP, Chengdu Branch, from October 2010 to September 2018 where she participated in audits of several public companies listed in China, Hong Kong and Singapore, as well as large state-owned and foreign investment enterprises. Ms. Zhang received her dual bachelor’s degrees in accounting and law from Southwestern University of Finance and Economics in Chengdu, China. Ms. Zhang is an intermediate accountant and a Certified Public Accountant of the Chinese Institute of Certified Public Accountants.

Haitao Liu has been serving as the Chief Executive Officer of Sichuan Senmiao since August 1, 2018. On September 10, 2020, Mr. Haitao Liu tendered his voluntary resignation as Chief Executive Officer of Sichuan Senmiao. On the same date, the Board appointed Mr. Haitao Liu to serve as the Company’s Chief Operating Officer. Mr. Liu previously served as Chief Executive Officer of Shenzhen Qianhai Tuteng Internet Financial Services Co., Ltd., a peer-to-peer online lending company specialized in auto loans, from May 2015 to April 2018. Prior to that, he served as the Deputy General Manager of Chengdu High-Tech Zone Xingrui Microfinance Co., Ltd., a company offering loans to small businesses and individuals, from May 2012 to April 2015, as the Chief Financial Officer of Sichuan Information Industry Co., Ltd., an information technology company, from July 2006 to May 2012, and as the Deputy General Manager of Sichuan Zhongxin Hengde CPA Co., Ltd. from June 2000 to July 2006. He also served as a civil servant in Chenghua District People’s Government of Chengdu from June 1993 to June 2000. Mr. Liu received a master’s degree in EMBA (Finance) from Southwestern University of Finance and Economics, a bachelor’s degree in Business Administration from Southwest Jiaotong University and an associate degree in Commercial Economy from Southwestern University of Finance and Economics in China.

Information regarding the principal occupations of Xi Wen, Trent D. Davis, Sichun Wang, Xiaojuan Lin and Jie Gao is set forth above under the heading “Nominees for Directors.”

Certain Legal Proceedings

None of the Company’s directors and executive officers have been involved, in the past ten years and in a manner material to an evaluation of such person’s ability or integrity to serve in their respective position, in any of those “certain legal proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

There are no material proceedings in which any of the Company’s directors, officers or affiliates, stockholders owning more than 5% of the Common Stock, or any associate of any such director, officer, affiliate, and stockholder of the Company, is a party adverse to the Company or any of its subsidiaries and variable interest entities or has a material interest adverse to the Company or any of its subsidiaries and variable interest entities.

Director Independence

Our Board is composed of a majority of independent directors as required by the listing rules of the Nasdaq Stock Market (“Nasdaq”). Our board of directors has determined that each of Mr. Davis, Ms. Lin and Ms. Wang qualifies as an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Meetings of the Board, Committees and Stockholders

During the fiscal year ended March 31, 2023, our Board held one meeting, our Audit Committee held four meetings, our Compensation Committee held one meeting and our Nominating and Corporate Governance Committee did not hold any meetings. These meetings include those that were held in person and by means of a telephone call but do not include actions taken by unanimous written consent.

Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during the fiscal year ended March 31, 2023, and (ii) the total number of meetings held by each committee of the Board on which such member served during the fiscal year ended March 31, 2023.

Board Committees

Our board of directors currently have an Audit Committee, Compensation Committee, and Nomination and Corporate Governance Committee. Each committee's members and functions are described below.

Audit Committee. Our audit committee consists of Ms. Lin, Mr. Davis and Ms. Wang, and is chaired by Ms. Wang. Each of our audit committee members satisfies the “independence” requirements of the Nasdaq listing rules of and meet the independence standards under Rule 10A-3 under the Exchange Act. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-screening all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management's response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting to the board of directors.

Compensation Committee. Our compensation committee consists of Ms. Lin, Ms. Wang and Mr. Davis and is chaired by Ms. Lin. Each of the compensation committee members satisfies the “independence” requirements of the listing rules of Nasdaq. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our executive officers may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board of directors with respect to it;

●	approving and overseeing the total compensation package for our executives other than the three most senior executives;

●	reviewing the compensation of our directors and making recommendations to the board of directors with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Our compensation committee charter states that our compensation committee shall delegate to our executive management the right and power to specifically grant bonus awards to each Company employee within the aggregate limits and parameters set by the compensation committee. In addition, our compensation committee may delegate authority, consistent with our compensation committee charter, to one or more compensation committee members or subcommittees comprised of one or more compensation committee members, when appropriate. Any such member, members or subcommittee shall be subject to our compensation committee charter. The decisions of any such member, members or subcommittees to which authority is delegated under this paragraph shall be presented to the full compensation committee at its next regularly scheduled meeting.

Under our compensation committee charter, our Chief Executive Officer shall recommend the compensation of the executive officers of the Company, other than him or herself, to the compensation committee. Such recommendation shall be reviewed by the compensation committee, which will then determine the compensation of the executive officers other than that of our Chief Executive Officer. The compensation committee determines the compensation of our Chief Executive Officer in an executive session at which our Chief Executive Officer is not present.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Ms. Lin, Ms. Wang and Mr. Davis, and is chaired by Ms. Lin. Each member of our nominating and corporate governance committee satisfies the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

●	reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Nomination Process

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or stockholders. The committee will consider director candidates proposed by stockholders, provided that the stockholder recommendation complies with the Company’s By-law provisions requiring that stockholder submissions be submitted to the Company’s Secretary at its principal executive offices in a timely manner and include the information called for in the Company’s By-laws and the charter of the Nominating and Corporate Governance Committee concerning (a) the potential nominee and (b) the person proposing the nomination.

The Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it uses for any other potential nominee. In addition, the Nominating and Corporate Governance Committee has authority under its charter to retain a search firm to assist the Company with identifying and evaluating Board candidates who have the backgrounds, skills and experience that the Committee has identified as desired in director candidates. During the fiscal year ended March 31, 2023 the Nominating and Corporate Governance Committee did not engage any third parties to assist in the identification of nominees. During the fiscal year ended March 31, 2023, we did not receive any director nominee suggestions from stockholders.

After conducting an initial evaluation of a potential candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes such candidate might be suitable to be a director. The candidate may also meet with other members of the Board. At the candidate’s request, they may also meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate’s election to the full Board.

The Nominating and Corporate Governance Committee selects each nominee based on the nominee’s skills, achievements and experience. The Nominating and Corporate Governance Committee considers a variety of factors in selecting candidates. The minimum characteristics that the Committee believes must be met include: independence, wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management, and a willingness to commit time and energy.

In making its selection of candidates to recommend for election, the Nominating and Corporate Governance Committee will consider candidates from diverse professional, racial, cultural, ethnic and gender backgrounds that combine a broad spectrum of experience and expertise with a reputation for integrity.

Board Leadership Structure and Role in Risk Oversight

Xi Wen is our Chairman and Chief Executive Officer. We have three independent directors but do not have a lead independent director. Our Board has three standing committees, each of which is comprised solely of independent directors with a committee chair. The Board believes that the Company’s Chief Executive Officer is best situated to serve as the Chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having a single leader eliminates the potential for confusion and provides clear leadership for the Company. We believe that this leadership structure has served the Company well.

Our Board has overall responsibility for risk oversight. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular:

●	The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

●	The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the fiscal year ended March 31, 2023 there were no delinquent filers.

Code of Ethics

We have adopted a written code of ethics that applies to all of our directors, officers and employees in accordance with the rules of the Nasdaq Stock Market and the SEC. We have filed copies of our code of ethics, our audit committee charter, our compensation committee charter and our nominating committee charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us.

Audit Committee Report*

The Audit Committee during the fiscal year ended March 31, 2023 was composed of the following three directors: Sichun Wang, Xiaojuan Lin and Trent D. Davis, each of whom is independent as defined by the rules of the Nasdaq. Ms. Wang served as chairperson of the Audit Committee.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal accounting and financial reporting control. The Audit Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board. The responsibilities of the Audit Committee also include engaging and evaluating the performance of Marcum Asia CPAs LLP (“Marcum Asia”) that serves as the Company’s independent auditor.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2023 with the Company’s management and Marcum Asia. The Audit Committee has also discussed with Marcum Asia the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from Marcum Asia required by applicable requirements of the PCAOB regarding Marcum Asia’s communications with the Audit Committee concerning independence, and has discussed with Marcum Asia its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended (and the Board approved) that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 for filing with the SEC.

Audit Committee of the Board

Sichun Wang, Chairperson

Xiaojuan Lin

Trent D. Davis

* The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Beneficial Ownership of Principal Stockholders, Officers and Directors

As of February 23, 2024, there were 9,568,040 shares of Common Stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of Common Stock as of that date by (i) each of our directors and executive officers, (ii) all of our directors and executive officers as a group, and (iv) each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our Common Stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

	Amount and
	Nature of	Percentage of
	Beneficial	Outstanding
Name and Address of Beneficial Owner (1)	Ownership	Shares
5% Stockholders
Senmiao International Investment Group Limited (2)	1,057,500	11.1%
Officers and Directors
Xiaoyuan Zhang (3)	1,364	*
Haitao Liu (4)	909	*
Xi Wen (5)	117,624	1.2%
Xiaojuan Lin (6)	5,349	*
Trent D. Davis (6)	5,349	*
Jie Gao (7)	4,849	*
Sichun Wang (7)	4,849	*
All directors and executive officers as a group (seven individuals)	140,748	1.5%

*	less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 16F, Building A, Shihao Square, Middle Jiannan Avenue, High-Tech Zone, Chengdu, Sichuan, China.

(2)	Xiang Hu, through Senmiao International Investment Group Limited, a British Virgin Islands company wholly owned by him, owns 1,057,500 shares of common stock of the Company.

(3)	Represents 1,364 shares of common stock underlying 1,364 RSUs, of which, 341 RSUs have been vested but the underlying shares of common stock of which have not been issued as of the date of this Report.

(4)	Represents 909 shares of common stock underlying 909 RSUs, of which, 227 RSUs have been vested but the underlying shares of common stock of which have not been issued as of the date of this Report.

(5)	Includes 112,275 shares of common stock of the Company held in the name of Mr. Wen’s spouse and 5,349 shares of common stock underlying 5,349 RSUs, of which, 455 RSUs have been vested but the underlying shares of common stock of which have not been issued as of the date of this Report.

(6)	Represents 5,349 shares of common stock underlying 5,349 RSUs, of which, 455 RSUs have been vested but the underlying shares of common stock of which have not been issued as of the date of this Report.

(7)	Represents 4,849 shares of common stock underlying 4,849 RSUs, of which, 455 RSUs have been vested but the underlying shares of common stock of which have not been issued as of the date of this Report.

Executive Compensation

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer of our company during the year ended March 31, 2023 and 2022. For purposes of this document, these individuals are collectively referred to as the “named executive officers” of the Company.

							Nonqualified
						Non-equity	deferred
Name and				Stock	Option	incentive plan	compensation	All other
principal		Salary	Bonus	awards	awards	compensation	earnings	compensation	Total
position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Xi Wen	2023	187,570	50,000	-	-	-	-	-	237,570
Chief Executive Officer, Chairman, President and Secretary (1)	2022	193,490	40,000	15,000	-	-	-	-	248,490

Xiaoyuan Zhang,	2023	78,842	-	-	-	-	-	-	78,842
Chief Financial Officer and Treasurer	2022	84,172	-	11,250	-	-	-	-	95,422

Haitao Liu	2023	78,813	-	-	-	-	-	-	78,813
Chief Operating Officer	2022	84,141	-	7,500	-	-	-	-	91,641

(1)	Except Mr. Wen’s salaries paid for his services as Chief Executive Officer of the Company, other executive officers received their salaries in Renminbi which were translated into U.S. dollars at the average exchange rate used to translate statement of operations items, which was RMB6.8516 to US$1.00 for the fiscal year ended March 31, 2023 and RMB6.4178 to US$1.00 for the fiscal year ended March 31, 2022.

Employment Agreements and Potential Payments Upon Termination

Xi Wen, Chief Executive Officer, Chairman of the Board, President and Secretary

On May 27, 2019, the Company and Mr. Wen entered into an employment agreement (the “Wen Agreement”) to memorialize the compensation arrangement and the other terms of Mr. Wen’s continuing employment with the Company and Sichuan Senmiao. Under the Wen Agreement, Mr. Wen is entitled to the following compensation: (i) an annual salary of US$100,000 for his service as Chief Executive Officer of the Company, payable quarterly in arrears, starting upon the Company’s receipt of proceeds from a financing of at least $1,000,000; (ii) an annual salary of RMB600,000 (approximately US$87,354) for his service as the Executive Director for Sichuan Senmiao, payable monthly in arrears starting upon the Company’s receipt of proceeds from a financing of at least $1 million; and (iii) a cash bonus of up to US$50,000 for his services as Chief Executive Officer of the Company per fiscal year upon satisfaction of the performance targets as reviewed by the Compensation Committee.

Mr. Wen is also entitled to participate in the Company’s equity incentive plans and other Company benefits (including health insurance, vacation and expense reimbursement), each in accordance with the Company’s policies as determined by the Board from time to time. The Wen Agreement has an initial term of three years and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Pursuant to the Wen Agreement, the Company may terminate Mr. Wen’s employment for cause (as defined in the Wen Agreement), at any time, without notice. Upon a termination for cause, Mr. Wen will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law.

The Company may also terminate Mr. Wen’s employment without cause upon 30 days’ advance written notice. In the case of such a termination by the Company, the Company is required to provide the following severance payments and benefits to Mr. Wen: (1) a lump sum cash payment equal to three (3) months of the base salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, if any; (3) payment of premiums for continued health benefits under the Company’s health plans for three (3) months following the termination, if any; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Mr. Wen.

In addition, if the Company or its successor terminates the Wen Agreement upon a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, Mr. Wen shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to three months of the base salary at a rate equal to the greater of his annual salary in effect immediately prior to the termination, or his then current annual salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination; (3) payment of premiums for continued health benefits under the Company’s health plans for three months following the termination; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Mr. Wen.

Pursuant to the Wen Agreement, Mr. Wen may terminate his employment at any time with 30 days’ advance written notice without cause or if there is any significant change in his authority, duties and responsibilities or a material reduction in his annual salary. In such case, Mr. Wen will be entitled to receive compensation equivalent to three months of his base salary.

In order to receive any severance benefits under the Wen Agreement, Mr. Wen will be required to execute and deliver to the Company a general release of claims in a form reasonably satisfactory to the Board.

The Wen Agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

Xiaoyuan Zhang, Chief Financial Officer and Treasurer

On September 17, 2018, the Company and Ms. Zhang entered into an employment agreement (the “Zhang Agreement”). Under the Zhang Agreement, Ms. Zhang is entitled to an annual salary of RMB540,000 (approximately $78,620) for her services as Chief Financial Officer and Treasurer of the Company. She is also entitled to participate in the Company’s equity incentive plans and other Company benefits, each as determined by the Board from time to time. Her employment has an initial term of one year and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Pursuant to the Zhang Agreement, the Company may terminate Ms. Zhang’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to the detriment of the Company, or misconduct or a failure to perform agreed duties. In such case, Ms. Zhang will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and her right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Ms. Zhang’s employment without cause upon 30 days’ advance written notice. In such case of termination by the Company, the Company is required to provide the following severance payments and benefits to Ms. Zhang: a cash payment of one month of base salary as of the date of such termination for each year (which is any period longer than six months but no more than one year) and a cash payment of half month of base salary as of the date of such termination for any period of employment no more than six months, provided that the total severance payments shall not exceed twelve months of base salary.

Pursuant to the Zhang Agreement, Ms. Zhang may terminate her employment at any time with 30 days’ advance written notice if there is any significant change in her duties and responsibilities or a material reduction in her annual salary. In such case, Ms. Zhang will be entitled to receive compensation equivalent to 3 months of her base salary. In addition, if the Company or its successor terminates the Zhang Agreement upon a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, Ms. Zhang shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to 3 months of base salary at a rate equal to the greater of her annual salary in effect immediately prior to the termination, or her then current annual salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of target annual bonus for the year immediately preceding the termination; (3) payment of premiums for continued health benefits under the Company’s health plans for 3 months following the termination; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Ms. Zhang.

The Zhang Agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

Haitao Liu, Chief Operating Officer

Mr. Liu serves as the Chief Executive Officer of Sichuan Senmiao pursuant to his employment agreement with Sichuan Senmiao, dated August 1, 2018. The term of his employment was for one year, subject to a one-month probation period. He is entitled to a monthly salary of RMB45,000 (approximately US$6,551) except that he will receive RMB36,000 (approximately US$5,241) for his probation period. The employment may be terminated (i) by mutual consent, (ii) immediately for cause by Sichuan Senmiao, (iii) for incapacity after non-work related illness or injury by Sichuan Senmiao with a 30-day prior written notice or a one-month salary as severance payment, (iii) by a 30-day prior written notice from Mr. Liu and a three-day prior notice during the probation period, or (iv) immediately for cause by Mr. Liu. In connection with the employment agreement, Mr. Liu and Sichuan Senmiao entered into a confidentiality agreement, pursuant to which Mr. Liu agreed not to release or disclose Sichuan Senmiao's confidential information.

Despite the expiration of his employment agreement, Mr. Liu has agreed to continue to serve as the Chief Executive Officer of Sichuan Senmiao as well as assist to oversee our Automobile Transaction and Related Services after the discontinuation of our P2P business under the same terms of his employment agreement.

On September 10, 2020, Mr. Haitao Liu tendered his voluntary resignation as Chief Executive Officer of Sichuan Senmiao. On the same date, the Board appointed Mr. Haitao Liu to serve as the Company’s Chief Operating Officer. Effective September 11, 2020, the Company and Mr. Liu entered into an employment agreement (the “Liu Agreement”). Under the Liu Agreement, Mr. Liu is entitled to an annual salary of RMB540,000 (approximately $77,000) for his service as Chief Operating Officer of the Company. He is also entitled to participate in the Company’s equity incentive plans and other Company benefits, each as determined by the Board from time to time. His employment has an initial term of one year and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Outstanding Equity Awards at Fiscal Year-End

As of Mach 31, 2023, there was no outstanding equity awards of executive officers.

Director Compensation

The following table sets forth certain information concerning the compensation of our then serving non-executive directors for the fiscal year ended March 31, 2023:

					Nonqualified
				Non-equity	deferred
	Fees earned	Stock	Option	incentive lan	compensation	All other
	or paid in	awards	awards	compensation	earnings	compensation	Total
	cash $	$	$	$	$	$	$
Xiaojuan Lin	20,000	-	-	-	-	-	20,000
Trent Davis	40,000	-	-	-	-	-	40,000
Sichun Wang	20,000	-	-	-	-	-	20,000
Jie Gao	20,000	-	-	-	-	-	20,000

Each of our directors receives an annual retainer of $20,000 except that Mr. Trent receives an annual retainer of $40,000. They will also be reimbursed for reasonable, pre-approved expenses in connection with the performance of their services.

As of March 31, 2023, the Company has issued accumulated 259,925 RSUs to directors, of which,2,273 was vested but not settled by the Company. During the year ended March 31, 2023, the Company did not issue RSUs to directors. The Company accounted for the vested RSUs as expenses and charged to common stock. The fair value of the vested RSUs is calculated at the grant date market price of the Company’s common stock multiplying by the number of vested shares. The Company expects to settle the vested RSUs by issuance of shares of common stock within December 2024.

Certain Relationships and Related Person Transactions

Our audit committee must review and approve any related person transaction we propose to enter into which would need to be disclosed under Item 404(a) of Regulation S-K. Our audit committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders.

In December 2017, Sichuan Senmiao entered into loan agreements with two stockholders, who agreed to grant lines of credit of approximating $955,000 and $159,000, respectively, to Sichuan Senmiao for five years. The lines of credit are non-interest bearing, effective from January 2017. As of March 31, 2022, the loan due to one of former shareholder was fully settled. As of March 31, 2023, the outstanding balances due to the other one in the discontinued operations were $17,434.

Senmiao Consulting entered into two office lease agreements with a shareholder of Sichuan Senmiao. which were set to expire on January 1, 2020. On April 1, 2020, the two office leases were amended with a leasing term from April 1, 2020 to March 31, 2023. For the years ended March 31, 2023, the Company incurred $177,414 in rental expenses to the shareholder.

In September 2019, Hunan Ruixi entered into an office lease agreement which was set to expire in October 2023 with Hunan Dingchentai Investment Co., Ltd. ("Dingchentai"), a Company where one of our independent directors serves as legal representative and general manager. The rent was approximately $44,250 per year, payable on a quarterly basis. For the fiscal year ended March 31, 2023, the Company incurred expense of $47,043 in rent to Dingchentai.

We had reached cooperation with Sichuan Jinkailong Automobile Leasing Co., Ltd. ( “Jinkailong”), our equity investee company, that the drivers who leased automobile from Jinkailong completed their online ridehailing requests and orders through our ride-hailing platform, and we shall pay Jinkailong a certain promotion service fee. During the years ended March 31, 2023, we incurred promotion fee of $95,804 payable to Jinkailong. During the years ended March 31, 2023, one of our subsidiaries, Chengdu Corenel Technology Co., Ltd., leased automobiles to Jinkailong and generated revenues of $344,120, while one of our subsidiaries, Chengdu Jiekai Technology Ltd., leased automobiles from Jinkailong and had a rental cost of $509,904.

Vote Required for Approval

Each director nominee receiving a majority of the votes cast at the Meeting, in person or by proxy, and entitled to vote in the election of directors, will be elected.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF FIVE DIRECTORS.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants. The Audit Committee appointed the firm of Marcum Asia CPAs LLP (“Marcum Asia”) to serve as our registered public accounting firm for our fiscal year ending March 31, 2024. The report of Marcum Asia on our consolidated financial statements for the fiscal year ended March 31, 2023 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Principal Accountant Fees and Services

The following table shows the fees that we paid or accrued for the audit and other services provided by our independent registered public accounting firm for the fiscal years ended March 31, 2023 and 2022.

	Fiscal Year	Fiscal Year
	Ended	Ended
	March 31,	March 31,
Fee Category	2023	2022
Audit Fees (1)	$321,700	$280,000
Audit-Related Fees (2)	$10,000	$35,000
Tax Fees (3)	$10,000	$8,000
All Other Fees (4)	$-	$-

(1)	This category consists of fees for professional services rendered by our principal independent registered public accountants for the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	This category consists of fees for assurance and related services by our independent registered public accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultations concerning financial accounting and reporting standards.

(3)	This category consists of fees for professional services rendered by our independent registered public accountant for tax compliance, tax advice, and tax planning.

(4)	This category consists of fees for services provided by our independent registered public accountants other than the services described above.

Policy on Pre-Approval of Audit Services

Our audit committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. During our fiscal year ended March 31, 2023, all the services provided by our auditor have been approved by our Audit Committee.

Vote Required for Approval

The affirmative vote of a majority of the votes cast by the holders of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM ASIA AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024.

PROPOSAL 3

APPROVAL OF THE AMENDMENT NO.2 TO THE COMPANY’S 2018 EQUITY INCENTIVE PLAN

Our Board of Directors, acting upon the recommendation of the Board of Directors’ Compensation Committee (the “Compensation Committee”), has approved the Amendment No.2 to the Company’s 2018 Equity Incentive Plan (the “Plan”) to increase the number of shares of the Common Stock, that are reserved thereunder to 1,800,000 shares (the “Amendment No.2”), a copy of the Amendment No.2 is filed as Exhibit A and is incorporated by reference herein. The Board recommends the Amendment No.2 be approved and adopted by the Company’s stockholders and directs that such proposal be submitted at the Annual Meeting.

The Compensation Committee has reviewed the Plan and determined that it will be in the best interest of the Company to have additional shares available for issuance under the Plan to provide flexibility with respect to stock-based compensation that the Compensation Committee believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our Board of Directors believes that it is advisable to increase the share limit to 1,800,000 shares in order to attract and compensate employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of award under the Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders.

The summary below is just a summarization of the Plan and does not qualified in its entirety. A copy of which is filed as Annex A to the definitive proxy statement on Schedule 14A filed with the SEC on September 28, 2018, which is incorporated by reference herein.

Highlights of the Equity Incentive Plan

Purpose. We adopt the Equity Incentive Plan to enable us and our affiliated companies to: (a) recruit and retain highly qualified employees, directors and consultants; (b) offer them a greater stake in our success and a closer identity with our company; and (c) encourage ownership of the Company’s stock by such individuals.

Administration. A committee consisting of at least two independent directors appointed by the Board (the “Committee”) or in the absence of such a committee, the Board, will be responsible for the general administration of the Equity Incentive Plan with respect to Awards, provided however, that the Committee may delegate to one or more officers of the Company or its affiliated company the authority to grant Awards to eligible individuals, who are neither subject to the requirements of Rule 16b-3 of the Exchange Act nor “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligibility. Any of the Company’s employees, officers, directors, consultants (who are natural persons) are eligible to participate in the Equity Incentive Plan if selected by the Committee (the “Participants”).

Shares subject to the Equity Incentive Plan. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under the Equity Incentive Plan in connection with Awards is 1,800,000. Any shares subject to an Award under the Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall again be available for Awards under the Equity Incentive Plan.

Adjustments. In the event of any dividend, recapitalization, forward or reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire Common Stock or other securities of the Company, or other similar corporate transaction or event, which affects the Common Stock, or unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, the Committee may make such adjustment, which is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Equity Incentive Plan, to (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Equity Incentive Plan, (iv) the exercise price or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, and (vi) if applicable to the performance goals applicable to any such Award.

All Awards granted under the Equity Incentive Plan are governed by separate award agreements between us and the participants. No Awards may be granted after the 10th anniversary of the date on which the Equity Incentive Plan was approved by the stockholders, although Awards granted before that time will remain valid in accordance with their terms.

Type of Awards. The Equity Incentive Plan permits the grant of  (i) nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs”) (collectively, “Options”); (ii) restricted stock; (iii) restricted stock units (“RSUs”), (iv) stock appreciation rights (“SARs”), (v) stock bonus awards, and (vi) performance compensation awards, which the Company refers to collectively as “Awards,” as more fully described below.

Options. The Committee is authorized to grant Options to purchase shares of Common Stock that are either ISOs meaning they are intended to satisfy the requirements of Section 422 of the Code, or NQSOs, meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Equity Incentive Plan will be subject to the terms and conditions established by the Committee and specified in the applicable award agreement. Under the terms of the Equity Incentive Plan, the exercise price of the Options will not be less than the fair market value (as determined under the Equity Incentive Plan) of the shares at the time of grant. The maximum term of an Option granted under the Equity Incentive Plan will be ten years from the date of grant (or five years in the case of an ISO granted to a 10% stockholder). Payment in respect of the exercise of an Option may be made in cash or by check, by cash equivalent and/or vested shares of Common Stock valued at the closing price on the date of exercise (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company), or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Unless otherwise provided in an award agreement or as may be determined by the Committee, upon a Participant’s termination of service with the Company or its affiliates, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited with no further compensation due to the Participant and the vested portion of such Participant’s Options shall remain exercisable for a period of (i) 90 days in the event of a Participant’s termination of service without Cause (as such term is defined in the Equity Incentive Plan), (ii) one year in the event of a Participant’s termination of service due to death or disability and (iii) the remainder of the stated term of the Option following termination of employment or service by reason of such Participant’s retirement if the Participant is a director, officer or employee of the Company; provided, however, that in no event shall any Option be exercisable after its stated term has expired. All of a Participant’s Options shall be forfeited immediately upon such Participant’s termination by the Company for Cause.

Restricted Stock. A restricted stock award is a grant of shares of Common Stock, which are subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services during a restriction period). During the restriction period, unless otherwise provided in an award agreement, a Participant will have the right to vote the shares underlying the restricted stock; however, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. Unless otherwise provided by the Committee in an award agreement: (i) the restricted period will lapse in three equal annual installments beginning on the first anniversary of the date of grant and will lapse with respect to 100% of the restricted stock on the third anniversary of the date of grant; and (ii) the unvested portion of restricted stock shall terminate and be forfeited upon termination of employment or service of the Participant.

RSUs. RSU is an unfunded and unsecured promise to deliver Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time). Unless otherwise provided by the Committee in an award agreement: (i) the restricted period will lapse in three equal annual installments beginning on the first anniversary of the date of grant and will lapse with respect to 100% of the restricted stock on the third anniversary of the date of grant; and (ii) the unvested portion of restricted stock shall terminate and be forfeited upon termination of employment or service of the Participant. Unless otherwise provided by the Committee in an award agreement, upon the expiration of the restricted period, the Company will deliver to the Participant, without charge, one share of Common Stock for each such outstanding restricted stock unit; provided, that the Committee may elect to pay cash, or part cash and part Common Stock in lieu of delivering only Common Stock.

SARs. An SAR entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR to the date of exercise payable in shares of Common Stock. Any grant may specify a vesting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. No SAR may be exercised more than ten years from the grant date. Upon a Participant’s termination of service, the same general conditions applicable to Options as described above would be applicable to the SAR.

Other Stock-Based Awards. Other stock-based Awards may be granted by the Committee in the form and on such terms and conditions as the Committee shall determine.

Performance Goals. Performance goals may be linked to a variety of factors including the Participant’s completion of a specified period of employment or service with us or an affiliated company. Additionally, performance goals can include objectives stated with respect to an individual Participant, the Company or the subsidiary, division, department or function in which the Participant is employed. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. The performance criteria are limited to one or more of the following:

●	revenue;

●	sales;

●	profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

●	earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures);

●	net income (before or after taxes, operating income or other income measures);

●	cash (cash flow, cash generation or other cash measures);

●	stock price or performance;

●	total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price);

●	economic value added;

●	return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

●	market share;

●	improvements in capital structure;

●	expenses (expense management, expense ratio, expense efficiency ratios or other expense measures);

●	business expansion or consolidation (acquisitions and divestitures);

●	internal rate of return or increase in net present value;

●	working capital targets relating to inventory and/or accounts receivable;

●	inventory management;

●	service or product delivery or quality;

●	customer satisfaction;

●	employee retention;

●	safety standards;

●	productivity measures;

●	cost reduction measures; and/or

●	strategic plan development and implementation.

Transferability. The Committee may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the Equity Incentive Plan shall be nontransferable except by will or by the laws of descent and distribution. No Participant shall have any rights as a stockholder with respect to shares covered by Options, SARs, or RSUs, unless and until such Awards are settled in shares of Common Stock.

Change of Control. In the event of a change in control (as defined in the Equity Incentive Plan) and except to the extent otherwise provided in an award agreement, (i) all of the then outstanding Options and SARs will immediately vest and become immediately exercisable as of a time prior to the change in control, (ii) the restricted period with respect to any Awards will expire as of a time prior to the change in control (including without limitation a waiver of any applicable performance goals) and (iii) all incomplete performance periods will end on the date of a change in control and the Committee will determine the extent to which the performance goals have been met and will cause the payment of awards based on the participant’s actual achievement of the performance goals through such date and the settlement of previously deferred awards in a manner that complies with Section 409A of the Code.

Amendment and Termination. The Company’s Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion thereof and the Committee may amend any outstanding Award at any time; provided that (a) such amendment, alteration, suspension, discontinuation, or termination will be subject to the approval of the Company’s stockholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the Equity Incentive Plan and (b) no such amendment or termination may adversely affect Awards then outstanding without the Award holder’s permission.

Awards under the Equity Incentive Plan may not be made on or after September 28, 2028, provided that administration of the Equity Incentive Plan will continue in effect until all matters relating to awards previously granted have been settled.

Federal Income Tax Consequences Relating to Awards Under the Equity Incentive Plan

The material United States federal income tax treatment of Awards under the Equity Incentive Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax Awards under the Equity Incentive Plan. Tax laws are subject to change.

NQSOs

There are generally no federal income tax consequences to a Participant or to the Company upon the grant of an NQSO. Upon the exercise of an NQSO, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The Participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.

When a Participant sells shares of stock acquired through the exercise of an NQSO, the Participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the Participant held the shares prior to selling them.

ISOs

There are a number of requirements that must be met for an Option to be treated as an ISO. One such requirement is that Common Stock acquired through the exercise of an ISO cannot be disposed of before the later of  (i) two years from the date of grant of the Option, or (ii) one year from the date of exercise. Participants who receive ISOs will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs.

If the Participant does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long- or short-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the ISO. If, within two years following the date of grant or within one year following the date of exercise, the Participant disposes of the shares acquired through the exercise of an ISO, the Participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the Common Stock on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise ISO becomes first exercisable in any one year for shares having an aggregate value in excess of  $100,000 (based on the grant date value), the portion of the ISO in excess of that limit will be treated as a NQSO for federal income tax purposes.

Restricted Stock

Unless a Participant makes a valid Section 83(b) election as described below, such Participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction until the stock is transferable by the Participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the Participant upon a later disposition of the Common Stock will be capital gain or loss. A Participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A Participant may elect to recognize ordinary income at the time that a restricted stock award is granted in an amount equal to the fair market value of the shares subject to the Award (less any amounts paid for such shares) at the time of grant, determined without regard to certain restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the Participant upon a later disposition of the shares will be capital gain or loss. A Participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the Participant. The Participant may not claim a credit for any tax previously paid on stock that is later forfeited.

RSUs

If a Participant is granted an RSU, he or she will not be required to recognize any taxable income at the time of grant or at the time that the RSU vests. Upon distribution of shares or cash in respect of an RSU, the fair market value of those shares or the amount of that cash will be taxable to the Participant as ordinary income and the Company will receive a deduction equal to the income recognized by the Participant. The subsequent disposition of shares acquired pursuant to an RSU will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the Participant held the shares prior to selling them.

SARs

A Participant realizes no taxable income and the Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a Participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and the Company will be entitled to a corresponding deduction. A Participant’s tax basis in the shares of Common Stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the Participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a SAR, the Participant will realize short-term or long-term capital gain or loss, depending upon the applicable holding period. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the Participant’s tax basis in such shares.

Vote Required for Approval

The affirmative vote of a majority of the votes cast by the holders of Commons Stock of the Company present in person or represented by proxy at the meeting must vote in favor of this proposal in order for it to be approved.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENT NO.2 TO THE COMPANY’S 2018 Equity incentive plan to increase the number of shares of common stock Reserved to 1,800,000 shares.

OTHER INFORMATION

Other Business

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Interest of Certain Persons in Matters to be Acted Upon

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, or any associate of such person, has any substantial interest, direct or indirect, in any of the proposals to be voted upon that differs from that of other stockholders of the Company.

Deadline for Submission of Stockholder Proposals

Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of stockholders, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than November 7, 2024.

A stockholder nomination of one or more director candidates for election to the Board to be included in our proxy statement for an annual meeting (a “proxy access nomination”) may be included in such proxy statement and properly brought before the 2024 annual meeting of stockholders as long as we receive information and notice of the proxy access nomination in compliance with the requirements set forth in Section 2.6 of our Bylaws, addressed to the Corporate Secretary at our principal executive offices no earlier than November 7, 2024, nor later than December 7, 2024.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Chief Executive Officer. Our Chief Executive Officer will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single copy of the Notice and the proxy materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please notify your bank or broker, and direct your written request to Chief Executive Officer of the Company, at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000, Telephone: +86 28 88678707. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their bank or broker.

Annual Report

Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023. The Annual Report contains audited financial statements covering our fiscal year ended March 31, 2023. Copies of our Annual Report, as filed with the SEC, are available free of charge on our website at http://www.senmiaotech.com or you can request a copy free of charge by calling +86 28 88678707 or sending an email to julie@ihongsen.com. Please include your contact information with the request.

Incorporation by Reference

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this proxy statement. We are disclosing important information to you by referring to those documents and information we subsequently file with the SEC will automatically update and supersede information contained in this proxy statement and in our other filings with the SEC. This document incorporates by reference the Company’s Annual Report on Form 10-K for the year ended March 31, 2023, filed on July 13, 2023.

EXHIBIT A

AMENDMENT NO. 2 TO

SENMIAO TECHNOLOGY LIMITED

2018 EQUITY INCENTIVE PLAN

Senmiao Technology Limited (the “Company”) previously approved and adopted the 2018 Equity Incentive Plan (the “Plan”) to encourage the Plan’s participants to acquire and hold stock in the Company as an added incentive to remain with the Company and increase their efforts in promoting the interests of the Company, and to enable the Company to attract and retain capable individuals. By this Amendment No.2, the Company desires to amend the Plan to increase the number of shares available under the Plan.

1. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2. The effective date of this Amendment No.2 to the Plan shall be April 19, 2024, upon the stockholders’ approval.

3. Section 5.(b) of the Plan is amended and restated in its entirety as follows:

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(b) Subject to Sections 3, 11 and 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of an amount equal to 1,800,000 Common Shares. Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by 1.15 shares.

4. This Amendment No.2 shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized representative on this March 7, 2024.

Senmiao Technology Limited

By:	/s/ Xi Wen
Name:	Xi Wen
Title:	Chief Executive Officer